Exhibit 99.1

AppLovin Announces Record Second Quarter 2021 Financial Results

Software revenue grows over +200% organically1 Y/Y and +40% Q/Q

•	Revenue grew +123% Y/Y to $669 million, Organic growth[1] increased +97% Y/Y

•	Business Software Platform revenue grew +256% Y/Y to $146 million

•	Achieved record Software Platform Enterprise Clients[2] (SPEC) of 366

•	GAAP Net Income improved to $14 million from a Net Loss of $22 million, with GAAP net margin of 2%

•	Adjusted EBITDA grew 202% Y/Y to $184 million and Adjusted EBITDA margin improved to 27%

PALO ALTO – August 11, 2021 – AppLovin Corporation (NASDAQ: APP) (“AppLovin” or “we”), a leading marketing platform, today announced financial results for the second quarter ended June 30, 2021 and posted a letter to its shareholders on its investor relations website.

“We are pleased to report excellent progress during 2Q21, advancing our software business at record rates resulting in our best financial performance yet,” said Adam Foroughi, CEO and co-founder of AppLovin. “Our strong execution and growth this quarter, in spite of anticipated industry headwinds around data privacy, speaks to the tremendous opportunity ahead of us and to the distinct advantages leveraging our ML-based software and proprietary first-party insights to help clients grow.”

Herald Chen, CFO of AppLovin said, “In 2Q, we achieved record financial results, with total revenue more than doubling year-over-year to $669 million, and our Adjusted EBITDA more than tripling to $184 million, with Adjusted EBITDA margin improving to 27%. Our Software Platform business had exceptional performance with 2Q21 revenue more than tripling year-over-year organically and up +40% over 1Q21 and grew even faster when including the acquisition of Adjust. Our Apps business saw solid +102% year-over-year growth, and we have several new evergreen titles slated to launch later in 2021. With our strong performance and momentum, we are confident in our annual guidance with additional opportunities for growth in 2H2021.”

Second Quarter 2021 Financial Summary and Highlights

(All comparisons are versus 2Q20 unless otherwise noted)

•	Revenue grew 123% to $669 million with organic growth[1] of 97%

•	Business Software Platform revenue was $146 million, an increase of 256% and organic growth[1] of 203%; Year-over-year growth accelerated for the third consecutive quarter driven by our AXON-ML engine.

•	Total Software Transaction Value (TSTV)[3] was $219 million, an increase of 361%; our platform exited 2Q at an annualized[4] TSTV run-rate of approximately $900 million.

•	Software Platform Enterprise Clients[2] grew 218% to 366 and increased 90% compared to 1Q21

•	Apps revenue grew 102% to $523 million

•	Business Apps revenue grew to $162 million, an increase of 70%

•	Consumer Apps revenue grew to $361 million, an increase of 122%, with 2.7 million MAPs in the quarter

•	GAAP Net Income improved to $14 million from a GAAP Net Loss of $22 million; a GAAP net margin of 2%

•	Adjusted EBITDA grew 202% to $184 million and Adjusted EBITDA margin improved to 27%

(1)

Organic growth represents revenue growth from existing Apps owned at the end of the prior period and newly developed Apps from existing Owned and Partner Studios at the end of the prior period. Organic growth also excludes contribution from our acquisition of Adjust.

(2)

Software Platform Enterprise Clients are third-party business clients from whom we have collected greater than $31,250 of revenue in the three months to a given date, equating to an annual run-rate of $125,000 in revenue.

(3)

Business Software Platform revenue is from third-party clients using our software platform. We do not recognize revenue from our own spend on our software platform. Therefore, we use TSTV to measure the scale and growth rates of our software platform as it reflects the total value on our software platform including our first-party studios as though they were stand-alone businesses. A reconciliation of TSTV to Business Software Platform Revenue is available at the end of this press release.

(4)	Represents sum of four periods at same quarterly figure for the respective period

Webcast and Conference Calls

AppLovin will host a webcast and conference call today at 2:00 PM PT / 5:00 PM ET, during which management will discuss quarterly results and provide commentary on business performance. A question-and-answer session will follow the prepared remarks.

The live audio webcast may be accessed on the Company’s investor relations website. The conference call can be accessed by dialing 1-877-407-9716 for domestic callers or 1-201-493-6779 for international callers. A replay of the call via webcast will be available at: https://investors.AppLovin.com until August 18, 2021.

About AppLovin

AppLovin’s leading marketing software provides developers with a powerful, integrated set of solutions to grow their businesses. AppLovin enables developers to market, monetize, analyze and publish their apps. The company’s first party content includes more than 200+ popular, engaging apps and its technology brings that content to millions of users around the world. AppLovin is headquartered in Palo Alto, California with several offices globally.

Contacts:

Investors

Ryan Gee

ir@applovin.com

Press

Emelyne Interior

press@applovin.com

Source: AppLovin Corp

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “going to,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding our future financial performance, including our expected financial results and guidance; our expectations regarding our revenue and Adjusted EBITDA; our expectations regarding future product launches and our expectations regarding our market opportunity and future growth. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties, including changes in our plans or assumptions, that could cause actual results to differ materially from those projected. These risks include our inability to forecast our business due to our limited operating history, fluctuations in our results of operations, the competitive mobile app ecosystem, our inability to adapt to emerging technologies and business models. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release includes certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA and Adjusted EBITDA margin. A reconciliation of each such non-GAAP financial measure to the most directly comparable GAAP measure can be found below.

We define Adjusted EBITDA for a particular period as net income (loss) before interest expense and loss on settlement of debt, other (income) expense, net, provision for (benefit from) income taxes, amortization, depreciation and write-offs and as further adjusted for stock-based compensation expense, acquisition-related expense and transaction bonuses, loss (gain) on extinguishments of acquisition-related contingent consideration, non-operating foreign exchange (gains) losses, lease modification and abandonment of leasehold improvements, and change in the fair value of contingent consideration. We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue for the same period.

We believe that the presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations and operating performance, as they are similar to measures reported by our public competitors and are regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects.

Adjusted EBITDA and Adjusted EBITDA margin are key measures we use to assess our financial performance and are also used for internal planning and forecasting purposes. We believe Adjusted EBITDA and Adjusted EBITDA margin are helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. In addition, these measures are frequently used by analysts, investors, and other interested parties to evaluate and assess performance. We use Adjusted EBITDA, and Adjusted EBITDA margin in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance. These measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

AppLovin Corporation

Condensed Consolidated Balance Sheets

(in thousands, except for share and per share data)

	June 30,	December 31,
	2021	2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,183,743	$317,235
Accounts receivable, net	383,133	296,964
Prepaid expenses and other current assets	149,969	48,795

Total current assets	1,716,845	662,994
Property and equipment, net	62,986	28,587
Operating lease right-of-use assets	80,092	84,336
Goodwill	1,016,074	249,773
Intangible assets, net	1,675,669	1,086,332
Other assets	47,905	42,571

Total assets	$4,599,571	$2,154,593

Liabilities, redeemable noncontrolling interest, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$192,658	$147,275
Accrued liabilities	130,485	95,057
Licensed asset obligation	17,856	18,760
Short-term debt	18,310	15,210
Deferred revenue	90,054	86,886
Operating lease liabilities	24,536	22,206
Deferred acquisition costs, current	129,280	212,658

Total current liabilities	603,179	598,052
Non-current liabilities:
Long-term debt	1,733,676	1,583,990
Operating lease liabilities, noncurrent	65,371	71,755
Other non-current liabilities	199,708	59,032

Total liabilities	2,601,934	2,312,829
Redeemable noncontrolling interest	196	309
Stockholders’ equity (deficit):
Convertible preferred stock, 100,000,000 and 109,090,908 shares authorized, nil and 109,090,908 shares issued and outstanding at June 30, 2021 and December 31, 2020; respectively	—	399,589
Class A, Class B and Class F common stock, $0.00003 par value—1,700,000,000 (Class A 1,500,000,000, Class B 200,000,000, Class F nil) and 429,600,000 (Class A 386,400,000, Class B nil, Class F 43,200,000) shares authorized, 372,165,319 (Class A 224,357,697, Class B 147,807,622, Class F nil) and 226,364,401 (Class A 183,800,251, Class B nil, Class F 42,564,150) shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	11	7
Additional paid-in capital	3,015,233	453,655
Accumulated other comprehensive income (loss)	(9,305)	604
Accumulated deficit	(1,008,498)	(1,012,400)

Total stockholders’ equity (deficit)	1,997,441	(158,545)

Total liabilities, redeemable noncontrolling interest, and stockholders’ equity (deficit)	$4,599,571	$2,154,593

AppLovin Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$668,806	$299,331	$1,272,683	$559,509
Costs and expenses:
Cost of revenue	245,853	118,051	468,914	194,504
Sales and marketing	265,463	135,319	530,976	263,986
Research and development	77,462	29,702	138,338	48,814
General and administrative	45,050	15,170	88,012	25,980
Lease modification and abandonment of leasehold improvements	—	7,851	—	7,851

Total costs and expenses	633,828	306,093	1,226,240	541,135

Income (loss) from operations	34,978	(6,762)	46,443	18,374
Other income (expense):
Interest expense and loss on settlement of debt	(19,030)	(18,809)	(54,040)	(37,438)
Other income (expense), net	(1,570)	3,157	8,220	4,178

Total other income (expense)	(20,600)	(15,652)	(45,820)	(33,260)

Income (loss) before income taxes	14,378	(22,414)	623	(14,886)
Provision for (benefit from) income taxes	14	(703)	(3,166)	2,161

Net income (loss)	14,364	(21,711)	3,789	(17,047)
Add: Net loss attributable to noncontrolling interest	59	320	113	320

Net income (loss) attributable to AppLovin	14,423	(21,391)	3,902	(16,727)

Less: Net income attributable to participating securities	(1,128)	—	(807)	—

Net income (loss) attributable to common stock—Basic	13,295	(21,391)	3,095	(16,727)

Net income (loss) attributable to common stock—Diluted	13,349	(21,391)	3,137	(16,727)

Net income (loss) per share attributable to common stockholders:
Basic	$0.04	$(0.10)	$0.01	$(0.08)

Diluted	$0.04	$(0.10)	$0.01	$(0.08)

Weighted average common shares used to compute net income (loss) per share attributable to common stockholders:
Basic	335,619,207	213,440,147	279,326,624	212,169,247

Diluted	353,857,814	213,440,147	298,506,265	212,169,247

AppLovin Corporation

Condensed Consolidated Statements of Comprehensive Income (Loss)

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss)	$14,364	$(21,711)	$3,789	$(17,047)
Other comprehensive income (loss), net of tax:
Foreign currency translation gain (loss), net of tax effect of $2.6 million for the three and six months ended June 30, 2021	(9,188)	96	(9,909)	60
Interest rate swap gain, net of tax effect of $0.4 million and $1.0 million for the three and six months ended June 30, 2020	—	2,455	—	588

Total other comprehensive income (loss)	(9,188)	2,551	(9,909)	648

Add: Net loss attributable to noncontrolling interest	59	320	113	320

Total comprehensive income (loss) attributable to AppLovin	$5,235	$(18,840)	$(6,007)	$(16,079)

AppLovin Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2021	2020
Operating Activities
Net income (loss)	$3,789	$(17,047)
Adjustments to reconcile net income (loss) to operating activities:
Amortization, depreciation and write-offs	195,973	83,704
Amortization of debt issuance costs and discount	6,380	3,414
Stock-based compensation	57,103	8,494
Change in operating right-of-use asset	12,267	3,578
Lease modification and abandonment of leasehold improvements	—	7,851
Loss on settlement of debt	16,852	—
Net unrealized gains on fair value remeasurement of financial instruments	(9,855)	(2,940)
Net gain on foreign currency remeasurement	952	203
Changes in operating assets and liabilities:
Accounts receivable	(69,881)	7,708
Prepaid expenses and other current assets	(92,851)	(16,840)
Other assets	5,269	2,598
Accounts payable	33,936	(5,713)
Operating lease liabilities	(12,083)	(2,828)
Accrued and other liabilities	6,752	(2,839)
Deferred revenue	(2,327)	15,915

Net cash provided by operating activities	152,276	85,258

Investing Activities
Purchase of property and equipment	(653)	(1,183)
Acquisitions, net of cash acquired	(1,017,012)	(523,202)
Purchase of non-marketable investments and other	(14,000)	—
Proceeds from other investing activities	10,000	—
Capitalized software development costs	(1,517)	—

Net cash used in investing activities	(1,023,182)	(524,385)

Financing Activities
Proceeds from issuance of common stock in initial public offering, including cost reimbursement	1,744,240	—
Proceeds from debt issuance, net of issuance costs	844,729	331,346
Payments of debt principal	(706,905)	(56,690)
Payments of finance leases	(4,621)	(4,356)
Proceeds from exercise of stock options	17,888	262
Payments of deferred acquisition costs	(157,565)	(11,020)
Repurchases of common stock	—	(1,766)

Net cash provided by financing activities	1,737,766	257,776

Effect of foreign exchange rate on cash and cash equivalents	(352)	9
Net increase (decrease) in cash and cash equivalents	866,508	(181,342)
Cash and cash equivalents at beginning of the period	317,235	396,247

Cash and cash equivalents at end of the period	$1,183,743	$214,905

AppLovin Corporation

Condensed Consolidated Statements of Cash Flows (continued)

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2021	2020
Supplemental non-cash investing and financing activities disclosures:
Issuance of convertible security related to acquisitions	$342,170	$—

Acquisitions of business through issuance of common stock and common stock warrants	$—	$38,167

Acquisitions not yet paid	$119,256	$9,169

Deferred IPO costs not yet paid	$986	$—

Assets acquired under finance leases	$2,658	$2,780

Right of use assets acquired under operating leases	$—	$6,937

Supplemental disclosure of cash flow information:
Cash paid for interest on debt	$31,767	$30,236

Cash paid for income taxes	$32,737	$1,866

AppLovin Corporation

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in thousands)

(unaudited)

The following table provides our Adjusted EBITDA and Adjusted EBITDA margin and a reconciliation of Net income (loss) to Adjusted EBITDA:

	Three Months Ended June 30,
	2021	2020
Revenue	$668,806	$299,331
Net income (loss)	$14,364	$(21,711)

Net Margin	2.1%	(7.3%)
Interest expense	19,030	18,809
Other (income) / expense, net[1]	1,671	(3,413)
Provision for (benefit from) income taxes	14	(703)
Amortization, depreciation and write-offs	107,156	51,425
Non-operating foreign exchange losses	6	40
Stock-based compensation[2]	29,435	5,032
Acquisition-related expense and transaction bonus	12,056	3,554
Lease modification and abandonment of leasehold improvements	—	7,851

Total adjustments	169,368	82,595

Adjusted EBITDA	$183,732	$60,884

Adjusted EBITDA Margin	27.5%	20.3%

[1]	Excludes recurring operational foreign exchange gains and losses.
[2]	The three and six months ended June 30, 2021 includes $2.3 million of bonus compensation settled in stock outside of the scope of ASC 718.

Key Metrics

We review the following key metrics on a regular basis in order to evaluate the health of our business, identify trends affecting our performance, prepare financial projections, and make strategic decisions.

Quarterly Key Metrics

Total Software Transaction Value. Business Software Platform revenue is from third-party clients using our software platform. We do not recognize revenue from our own spend on our software platform. Therefore, we use TSTV to measure the scale and growth rates of our software platform as it reflects the total value on our software platform including our first-party studios as though they were stand-alone businesses. Below is a reconciliation of our Business Software Platform Revenue to Total Software Transaction Value.

($ in thousands)	2Q 2021	2Q 2020
Business Software Platform Revenue	$145,664	$40,909

Software Platform fee collected from AppLovin Apps	$73,414	$6,637

Total Software Transaction Value	$219,078	$47,546